UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 20, 2008

SUPER LUCK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51817	33-1123472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House

1 Connaught Place, Central, Hong Kong

(Address of principal executive offices)

852-2802-8663

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2008, Super Luck, Inc. (the “Registrant”), a Delaware corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Galaxies River Limited (“Galaxies”), a corporation incorporated under the laws of the British Virgin Islands, and the shareholder of Galaxies (the “Shareholder”). Pursuant to the terms of the Exchange Agreement, the Shareholder agreed to transfer all of the issued and outstanding shares of common stock in Galaxies to the Registrant in exchange for the issuance of an aggregate of 21,636,272 shares of the Registrant’s common stock to the Shareholder, thereby causing Galaxies and its wholly-owned subsidiary, Beijing ShijiJiayu Technology Limited, a company incorporated under the laws of People’s Republic of China to become wholly owned subsidiaries of the Registrant.

Closing under the Exchange Agreement shall occur on (i) the first business day on which the last of the conditions precedent to closing, as set forth in Article V of the Exchange Agreement, are fulfilled or waived or (ii) on such other date as the parties to the Exchange Agreement may agree, at such time and place as the parties may agree.

As of the date of the execution of the Exchange Agreement, there were no material relationships between the Registrant or any of its affiliates and Galaxies, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed hereto as Exhibit 2.2, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)

The following exhibits are filed as part of this Current Report on Form 8-K

2.1   Agreement for Share Exchange dated October 20, 2008, by and between Super Luck, Inc., Galaxies River Limited, a British Virgin Islands corporation, and the Shareholder of Galaxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: October 20, 2008

/s/ Wilson Kin Cheung

By: Wilson Kin Cheung

Its:  Principal Executive Officer and Director